Exhibit 10.46

STOCK PURCHASE AGREEMENT

By and Among

ATS ACQUISITION HOLDING CO.

XPRESS HOLDINGS, INC.

U.S. XPRESS ENTERPRISES, INC.

AND

THE MANAGEMENT STOCKHOLDERS NAMED HEREIN

Dated as of February 28, 2006

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of February 28, 2006, by and among ATS Acquisition Holding Co., a Delaware corporation (the "Company"), all management stockholders of the Company as identified on the signature page hereto (each a "Management Stockholder," and collectively the "Management Stockholders"), Xpress Holdings, Inc., a Nevada corporation (the "Investor"), and U.S. Xpress Enterprises, Inc., a Nevada corporation ("USX"). Each of the Company, the Management Stockholders, the Investor and USX are sometimes individually referred to herein as a "Party" and together as the "Parties."

RECITALS

WHEREAS, approximately 51% of the outstanding shares of capital stock of the Company (the "Capital Stock") is owned on the date hereof by the Management Stockholders;

WHEREAS, the Company, the Investor and the Management Stockholders are parties to that certain Stockholders' Agreement, dated as of October 21, 2004, as amended by that certain First Amendment to Stockholders' Agreement, dated as of December 7, 2004 (as amended, the "Stockholders' Agreement"), pursuant to which, among other things, the Investor has an option to acquire all, but not less than all, of the Capital Stock held by the Management Stockholders (the "Investor Call Option");

WHEREAS, the Investor desires to exercise the Investor Call Option in part to increase the Investor's ownership to 80% of all outstanding Capital Stock of the Company, and the Management Stockholders desire to permit this partial exercise of the Investor Call Option and to sell certain of the Capital Stock to the Investor; and

WHEREAS, each of the Parties has duly adopted, approved, and declared advisable this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.        Definitions. As used in this Agreement, the following terms shall have the following meanings:

"Affiliate" shall have the meaning given to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended and as in effect as of the date of this Agreement.

"Agreement" has the meaning set forth in the preamble to this Agreement.

"Amended and Restated Stockholders' Agreement" has the meaning set forth in Section 2.5(a)(ii).

"Capital Stock" has the meaning set forth in the recitals to this Agreement.

"Closing" has the meaning set forth in Section 2.2.

"Closing Date" has the meaning set forth in Section 2.1.

"Company" has the meaning set forth in the preamble to this Agreement.

"Contemplated Transactions" means all of the transactions contemplated by this Agreement, the Amended and Restated Stockholders' Agreement, and the Restricted Stock Awards (the "Transaction Documents"), including without limitation the sale and purchase of the Purchased Shares, and the performance by the Parties of their respective covenants and obligations under this Agreement and the other Transaction Documents.

"Contracts" means all agreements, contracts, subcontracts, leases, promissory notes, bonds, mortgages, indentures, option agreements, warranties, purchase orders, licenses or sublicenses and similar arrangements or agreements (including all amendments thereto.)

"Encumbrance" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Governmental Entity" means any domestic, foreign or other court, government, administrative, regulatory, political, or other governmental agency, commission, authority, entity or instrumentality.

"Investor" has the meaning set forth in the preamble to this Agreement.

"Investor Call Option" has the meaning set forth in the recitals to this Agreement.

"Knowledge" means, as to a Shareholder, that such Shareholder is actually aware of such fact or matter.

"Law" means any constitution, statute, judgment, law, ordinance, rule, or regulation promulgated by any Governmental Entity (including, without limitation, the following types: environmental, energy, safety, health, zoning, antidiscrimination, antitrust, employment, transportation, Tax, and employee benefit (including ERISA)).

"Majority Interest" means Management Stockholders holding a majority of the Purchased Shares prior to Closing.

"Materially Adverse Effect" means any change, circumstance or effect that does have, or would reasonably be expected to have, a materially adverse effect on the business, operations, or financial condition of USX, the Investor and the Company, either individually or taken as a whole; provided, however, that Materially Adverse Effect shall exclude any adverse changes or conditions as and to the extent such changes or conditions relate to or result from general economic or industry conditions.

"Organizational Documents" means (i) the articles or certificates of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) the certificate of formation and limited liability company agreement or similar document of a limited liability company; (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (vi) any amendment to any of the forgoing.

"Party" has the meaning set forth in the preamble to this Agreement.

"Person" means a natural person, trust, company, firm, association, limited liability company, corporation or other business organization or Governmental Entity.

"Proceeding" means any action, suit, litigation, investigation, hearing, notice of violation, order, or any formal claim, citation, charge, demand, complaint, review, or penalty assessment, whether administrative, civil or criminal, at law or in equity, in each case pending before a Governmental Entity, as well as any arbitration, mediation, or other form of alternative dispute resolution.

"Purchase Price" has the meaning set forth in Section 2.1.

"Purchased Shares" has the meaning set forth in Section 2.1.

"Restricted Stock Award" has the meaning set forth in Section 2.2.

"Restricted Stock Award Notice" has the meaning set forth in Section 2.2.

"Stockholders' Agreement" has the meaning set forth in the recitals to this Agreement.

"USX" has the meaning set forth in the preamble to this Agreement.

ARTICLE II

SALE AND PURCHASE; CLOSING

2.1.         Sale and Purchase. Upon the terms and subject to the conditions of this Agreement, and in reliance on the representations and warranties made by the Management Stockholders herein, the Investor hereby agrees to purchase from the Management Stockholders, and the Management Stockholders hereby agree to sell to the Investor, the number of shares of capital stock of each Company set forth on Schedule 2.1 hereto (the "Purchased Shares"), free and clear of any and all Encumbrances, for a total aggregate purchase price of Four Million Eight Hundred Eighty-Two Thousand Seven Hundred Thirty-Three Dollars ($4,882,733) (the "Purchase Price").

2.2.	Restricted Stock Grants.

(a)          At the Closing, subject to the terms and conditions set forth in this Agreement, USX shall grant to certain of the Management Stockholders a restricted stock award of shares of Class A common stock of USX (the "Restricted Stock Awards"). The number of shares to be awarded pursuant to such Restricted Stock Awards will be as mutually agreed upon by USX and the related Management Stockholder.

(b)          Each Restricted Stock Award will be granted pursuant to the U.S. Xpress Enterprises, Inc. 2002 Stock Incentive Plan (the "Plan") and will be subject to the terms and conditions set forth in the Plan and the award notice for such Restricted Stock Award (the "Restricted Stock Award Notice"). The Restricted Stock Awards will not require the payment of any additional consideration by the Management Stockholders.

(c)          Each Restricted Stock Award shall vest according to a schedule to be agreed upon by USX and the related Management Stockholder, subject to the terms and conditions set forth in the related Restricted Stock Award Notice and the Plan.

2.3.         Closing. The closing of the purchase and sale of the Purchased Shares (the "Closing") will take place on February 28, 2006 at such location as is agreed upon by the Parties, unless another date, time or place is agreed to in writing by the Parties hereto (the "Closing Date").

2.4.       Transfer Taxes. All Taxes assessable to, or incurred by, a Party as a result of the sale and transfer of the Purchased Shares under this Agreement will be borne and paid by the Party incurring the Tax (or against whom it would be assessable).

2.5.	Closing Deliveries.

(a)	At the Closing, the Management Stockholders will deliver to the Investor:

(i)           certificates representing the Purchased Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to the Investor; and

(ii)          the Amended and Restated Stockholders' Agreement, in the form of Exhibit A attached hereto (the "Amended and Restated Stockholders' Agreement"), executed by each of the Management Stockholders individually and on behalf of the Company.

(b)          At the Closing, the Investor and/or USX will deliver to each Management Stockholder:

(i)           the Purchase Price for the Purchased Shares being purchased from such Management Stockholder, by check payable to such Management Stockholder;

(ii)          certificates representing the remaining shares of Capital Stock held by each Management Stockholder after giving effect to the sale of the Purchased Shares to the Investor;

(iii)         the Amended and Restated Stockholders' Agreement, executed by the Investor and USX; and

(iv)         the Restricted Stock Award Notice for the Restricted Stock Award being granted to such Management Stockholder;

(c)          At the Closing, the Company will deliver to the Investor and the Management Stockholders the Amended and Restated Stockholders' Agreement, executed by the Company.

2.7.         Further Assurances. The Management Stockholders, the Company, and the Investor from time to time after the Closing at the request of any other Party hereto and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as a party may reasonably require to more effectively transfer and assign to, and vest in, the Investor, the Purchased Shares and all rights thereto, and to fully implement the provisions of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1.       Representations and Warranties Regarding Organization, Authority, and Ownership of the Company. The Management Stockholders hereby jointly and severally represent and warrant to the Investor and USX as follows:

(a)          Organization and Standing of the Company. The Company is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization. The Company is qualified or registered and in good standing as a foreign corporation in each jurisdiction where such qualification or registration is required under applicable Law.

(b)          Authority. The Company has all requisite power and authority to enter into this Agreement and to consummate the Contemplated Transactions. All acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions have been duly and properly taken. This Agreement has been duly executed and delivered by the Company, and upon the execution and delivery of this Agreement by the Company and by the other Parties hereto, this Agreement will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)	No Conflict.

(i)           The execution, delivery and performance by the Company and the consummation by them of the Contemplated Transactions will not (A) violate or conflict with the Organizational Documents of the Company, (B) assuming satisfaction of the requirements set forth in Section 3.1(c)(ii) below, violate any provision of the Law to which the Company is subject or violate or conflict with any Proceeding applicable to the Company, or (C) violate, breach or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company under, or result in the creation of an Encumbrance on any of the properties or assets of the Company pursuant to, any provision of any Contracts or other instrument binding upon the Company or any license, franchise, permit or other similar authorization held by the Company, except in the case of foregoing clause (C) for any such violation, conflict, default, right or lien which would not individually or in the aggregate have a Materially Adverse Effect.

(ii)          The execution, delivery and performance of this Agreement by the Company and the consummation of the Contemplated Transactions do not require any consent from, filing with or consent or approval of any Governmental Entity or any third party.

(d)          Ownership Structure. Schedule 3.1(d) contains (a) a true and complete description of the number of authorized, issued, and outstanding shares of capital stock and other securities or equity interests of the Company, and (b) a true and complete list of all holders of capital stock and other securities or equity interests of the Company. All of the outstanding shares of capital stock and other securities or equity interests of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.1(d), there are no outstanding warrants, options, agreements, subscriptions, convertible or exchangeable interests or other commitments pursuant to which the Company is or may become obligated to issue any capital stock or other securities or equity interests, and no capital stock or other securities or equity interests of the Company are reserved for issuance for any purpose. None of the outstanding shares of capital stock or other securities or equity interests of the Company was issued in violation of the Securities Act of 1933, as amended, or any other Law.

3.2.                       Representations and Warranties of the Management Stockholders. Each Management Stockholder hereby, severally and not jointly, represents and warrants to the Investor and USX, in each case only as to himself and not as to any other Management Stockholder, as follows:

(a)          Authority. Such Management Stockholder has all requisite legal right, power, and authority to enter into this Agreement and to consummate the Contemplated Transactions. All acts and other proceedings required to be taken by such Management Stockholder to authorize the execution, delivery, and performance of this Agreement and the consummation of the Contemplated Transactions have been duly and properly taken. This Agreement has been duly executed and delivered by such Management Stockholder and constitutes the legal, valid, and binding obligation of such Management Stockholder, enforceable against such Management Stockholder in accordance with its terms.

(b)          No Conflict. The execution, delivery, and performance by such Management Stockholder of this Agreement and the consummation by such Management Stockholder of the Contemplated Transactions will not violate any provision of Law to which such Management Stockholder is subject or violate or conflict with any Proceeding applicable to such Management Stockholder. The execution, delivery, and performance by such Management Stockholder of this Agreement and the consummation by such Management Stockholder of the Contemplated Transactions does not require any consent from or filing with any Governmental Entity.

(c)          Ownership of Equity Interests. Such Management Stockholder owns the outstanding shares of capital stock of the Company specified as owned by such Management Stockholder on Schedule 3.1(d) hereto, free and clear of any Encumbrances whatsoever.

3.3.         Representations and Warranties of the Investor. The Investor represents and warrants to the Management Stockholders as follows:

(a)          Organization, Authority. The Investor is a corporation duly organized and validly existing under the laws of the State of Nevada. The Investor has all requisite power and authority to enter into this Agreement and to consummate the Contemplated Transactions. All acts and other proceedings required to be taken by the Investor to authorize the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions have been duly and properly taken. This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)          No Conflict. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the Contemplated Transactions will not (A) violate or conflict with the Organizational Documents or any resolutions of the Investor, (B) violate any provision of Law to which the Investor is subject or violate or conflict with any Proceeding applicable to the Investor, or (C) violate, breach or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Investor under, or result in the creation of an Encumbrance on any of the properties or assets of the Investor pursuant to, any provision of any Contract or other instrument binding upon the Investor or any license, franchise, permit or other similar authorization held by the Investor, except in the case of the foregoing clause (C) for any such violation, conflict, default, right or lien which would not individually or in the aggregate have a Materially Adverse Effect.

ARTICLE IV

COVENANTS

4.1.         Lender Approvals. The Management Stockholders and the Company shall permit USX, its representatives, and its affiliates, in the sole discretion of USX, to (i) negotiate such waivers, consents, and/or amendments to the credit facilities of the Company as may be advisable, in the sole discretion of USX, to be effective as of the Closing, in light of the impact of the Contemplated Transactions on such credit facilities and on the credit facilities of USX, (ii) terminate as of the Closing the credit facilities of the Company and include the Company under the credit facilities of USX, (iii) include accounts receivable of the Company and their subsidiaries in securitizations of accounts receivable conducted by USX after the Closing, (iv) make inter-company loans after the Closing between USX, the Company and their subsidiaries on terms not less favorable to the Company than the terms available under its existing credit facilities, (v) lease equipment to the Company and their subsidiaries after the Closing, and (vi) take such other actions as are deemed desirable by USX to conduct the business of USX and the Company on a consolidated basis after the Closing. The Management Stockholders and the Company, from time to time at the request of USX or the Investor and without further consideration, shall execute and deliver such instruments, documents, and/or agreements and take such other action as USX or the Investor may require in order to fully implement the provisions and intent of this Section 4.1.

4.2.        Mutual Covenants. Each of the Company, the Management Stockholders, the Investor and USX covenants and agrees to use its reasonable best efforts to (i) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder or thereunder, (ii) execute and deliver such instruments and take such actions as the other Parties hereto may reasonably require in order to carry out the intent of this Agreement and (iii) prepare and make or cause to be made any required filings, submissions and notifications under the laws of any domestic or foreign jurisdiction to the extent that such filings are necessary to consummate the Contemplated Transactions in a manner consistent with applicable law.

ARTICLE V

CONDITIONS TO CLOSING

5.1.         Conditions Precedent to the Investor's Obligation to Close. The Investor's obligation to purchase the Purchased Shares and to take the other actions required to be taken at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Investor, in whole or in part):

(a)         Accuracy of Representations. Each of the representations and warranties of the Management Stockholders must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date as if made on the Closing Date.

(b)         Performance. All of the covenants and obligations that the Management Stockholders are required to perform or comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with.

(c)         Amended and Restated Shareholders Agreement. Each of the parties to the Amended and Restated Shareholders Agreement shall have executed and delivered such agreement to the Investor.

(d)         Noncompetition Amendments. Each of the parties to the Noncompetition Amendments shall have executed and delivered such Noncompetition Amendments to the Investor.

(e)         Restricted Stock Awards. Each of the Management Stockholders receiving a Restricted Stock Award at the Closing shall have executed and delivered to USX the Restricted Stock Award Notice relating to the Restricted Stock being granted to such Management Stockholder at the Closing.

(f)          Lender Approvals. USX and the Investor shall have received such waivers, consents, amendments and/or new agreements from and/or with the administrators, lenders and other parties to the credit facilities of each of USX and the Company as USX and the Investor deem necessary or desirable, satisfactory in form and substance to USX and the Investor in its sole discretion. The Management Stockholders and the Company shall have executed and delivered all instruments, documents and agreements and shall have taken such other action as USX or the Investor may require in connection therewith and in accordance with Section 4.1.

(g)         No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against USX, the Investor, the Company or any Management Stockholder, or against any Person affiliated with any of the foregoing, any Proceeding (i) involving any challenge to, or seeking damages or relief in connection with, any of the Contemplated Transactions, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

(h)         No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or threatened by any Person any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or obtain beneficial ownership of, any Capital Stock of, or any other voting, equity, or ownership interest in, any of the Company, or (ii) is entitled to all or any portion of the Purchase Price payable for the Purchased Shares.

(i)          No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with, or result in a material violation of, or cause USX, the Investor, the Company or any Person affiliated with USX, the Investor, or the Company, to suffer any material adverse consequence under (i) any applicable Law or (ii) any Law that has been published, introduced, or otherwise proposed by or before any Governmental Entity.

5.2.         Conditions Precedent to the Management Stockholders' Obligation to Close. The Management Stockholders' obligation to sell the Purchased Shares and to take the other actions required to be taken at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived, in whole or in part, by a Majority Interest of the Management Stockholders):

(a)         Accuracy of Representations. Each of the representations and warranties of the Investor must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date as if made on the Closing Date.

(b)         Performance. All of the covenants and obligations that the Investor is required to perform or comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with.

(c)          Amended and Restated Shareholders Agreement. The Investor shall have executed and delivered the Amended and Restated Shareholders Agreement to the Investor.

(d)          Restricted Stock Awards. USX shall executed and delivered to each Management Stockholders receiving a Restricted Stock Award at Closing a Restricted Stock Award Notice relating to the Restricted Stock to be granted to such Management Stockholder at the Closing.

ARTICLE VI

MISCELLANEOUS

6.1.	Termination.

(a)         Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

(i)          by either the Investor or the Management Stockholders if a material breach of any provision of this Agreement has been committed by the other Party and such breach has not been waived;

(ii)         by the Investor if any of the conditions in Section 5.1 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible

(other than through the failure of the Investor to comply with its obligations under this Agreement) and the Investor has not waived such condition on or before the Closing Date;

(iii)        by the Management Stockholders, if any of the conditions in Section 5.2 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of any Management Stockholder to comply with his obligations under this Agreement) and the Management Stockholders have not waived such condition on or before the Closing Date;

(iv)        by mutual consent of the Investor and a Majority Interest of the Management Stockholders; or

(v)         by either the Investor or a Majority Interest of the Management Stockholders if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 31, 2006, or such later date as the Parties may agree upon.

(b)         Effect of Termination. Each Party's right of termination under Section 6.1(a) is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 6.1(a), all further obligations of the Parties under this Agreement will terminate, except that the obligations in Sections 6.5 and 6.6 will survive; provided, however, that if this Agreement is terminated by a Party because of a breach of the Agreement by another Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of another Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

6.2.         Assignment. This Agreement and the rights hereunder shall not be assignable or transferable by any Party (including by sale of stock, operation of law in connection with a merger, or sale of substantially all assets) without the prior written consent of the Investor and a Majority Interest of the Management Stockholders. This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the successors and permitted assigns of the respective Parties hereto.

6.3.         No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the Parties hereto and such assigns, any legal or equitable rights hereunder.

6.4.         Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements contained in this Agreement (including the Schedules and Exhibits hereto) and the other Transaction Documents, and any other instrument, certificate or document delivered pursuant to this Agreement, shall survive the Closing.

6.5.         Expenses. Whether or not the Contemplated Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such costs or expenses.

6.6.         Disclosure. The Company and the Management Stockholders acknowledge and expressly consent to disclosure by USX and the Investor of the existence and terms of this Agreement, the other Transaction Documents, and the Contemplated Transactions, including, without limitation, the issuance of a press release and disclosure in reports to be filed with U.S. Securities and Exchange Commission (and filing of this Agreement and the other Transaction Documents with the SEC as exhibits to such reports to the extent deemed necessary or desirable by USX in its sole discretion).

6.7.         Amendments. No amendment to or modification of this Agreement shall be effective unless it shall be in writing and signed by USX, the Investor, the Company, and a Majority Interest of the Management Stockholders.

6.8.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally; (b) on the date of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (c) on the date after delivery to a reputable nationally recognized overnight courier service or (d) three days after being mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(i)	If to the Investor, USX, or the Company:

c/o U.S. Xpress Enterprises, Inc.

4080 Jenkins Road

Chattanooga, TN 37421

Attention: Lisa Pate

Facsimile: 423-510-4003

With a required copy to:

Scudder Law Firm, P.C., L.L.O.

411 S. 13th Street, Suite 200

Lincoln, NE 68508

Attention: Mark A. Scudder

Facsimile: (402) 435-4239

(ii)	If to the Management Stockholders:

At the address and facsimile number set forth below the signature line of each on the signature pages hereto.

Such addresses may be changed from time to time by means of a notice given in the manner provided in this Section 6.8 (provided, that no such notice shall be effective until it is received by the other Parties hereto).

6.9.         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to the conflicts of law principles thereof.

6.10.      Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

6.11.      Interpretation. All references to immediately available funds or dollar amounts contained in this Agreement shall mean United States dollars. All references to GAAP contained in this Agreement shall mean United States generally accepted accounting principles. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The Parties acknowledge and agree that (i) each Party and its legal counsel have reviewed the terms and provisions of this Agreement and have contributed to its drafting, (ii) the normal rule of construction, to the effect that any ambiguities are resolved against the drafting Party, shall not be employed in the interpretation of it, and (iii) the terms and provisions of this Agreement shall be constructed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement. Any fact or item that is disclosed in a Schedule or representation in such a way as to make apparent its relevance to the information called for by another Schedule or representation shall be deemed to have been disclosed in such other Schedule or representation.

6.12.      Waiver. Except as otherwise provided in this agreement, the waiver of any term or condition of this Agreement by any Party shall be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term of this Agreement; and no failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.13.      Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

6.14.      Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and understandings, oral or written, relating to such subject matter, including, without limitation, the letter agreement dated February 9, 2006 and executed by the Management Stockholders on February 10, 2006, from USX and addressed to the Management Stockholders.

6.15.     No Exercise of Call Option. Notwithstanding the recital to this Agreement or anything else to the contrary contained herein, the Parties agree that the consummation of the Contemplated Transactions hereunder shall not be deemed an exercise of the Investor Call Option under the Stockholders' Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

ATS ACQUISITION HOLDING CO.

By: _/s/ Michael S. Walters                  _________

Michael S. Walters

Chief Executive Officer and President

XPRESS HOLDINGS, INC.

By: _/s/ Rebecca Howell                      ___________

Rebecca Howell

Treasurer

U.S. XPRESS ENTERPRISES, INC.

By: _/s/ Ray Harlin                              ____________

Ray Harlin

Executive Vice President – Finance and

Chief Financial Officer

MANAGEMENT STOCKHOLDERS:

_/s/ Michael S. Walters            _____________

Michael S. Walters

Notice Address:

c/o Arnold Transportation Services, Inc.

9523 Florida Mining Road

Jacksonville, Florida 32257

Facsimile: (904) 260-0628

_/s/ Robert Knappe                  ________________

Robert Knappe

Notice Address:

c/o Arnold Transportation Services, Inc.

9523 Florida Mining Road

Jacksonville, Florida 32257

Facsimile: (904) 260-0628

_/s/ Kurt Antkiewicz                            _______

Kurt Antkiewicz

Notice Address:

c/o Arnold Transportation Services, Inc.

9523 Florida Mining Road

Jacksonville, Florida 32257

Facsimile: (904) 260-0628

_/s/ Michael Gregerson                        ____________

Michael Gregerson

Notice Address:

c/o Arnold Transportation Services, Inc.

9523 Florida Mining Road

Jacksonville, Florida 32257

Facsimile: (904) 260-0628

_/s/ Erik Samartino____________________________

Erik Samartino

Notice Address:

c/o Arnold Transportation Services, Inc.

9523 Florida Mining Road

Jacksonville, Florida 32257

Facsimile: (904) 260-0628

_/s/ Bob Brekke___________________________________

Bob Brekke

Notice Address:

c/o Arnold Transportation Services, Inc.

9523 Florida Mining Road

Jacksonville, Florida 32257

Facsimile: (904) 260-0628

_/s/ Dave Ashley_________________________________

Dave Ashley

Notice Address:

c/o Arnold Transportation Services, Inc.

9523 Florida Mining Road

Jacksonville, Florida 32257

Facsimile: (904) 260-0628

_/s/ Bob Klein____________________________________

Bob Klein

Notice Address:

c/o Arnold Transportation Services, Inc.

9523 Florida Mining Road

Jacksonville, Florida 32257

Facsimile: (904) 260-0628

_/s/ John Blessinger____________________________________

John Blessinger

Notice Address:

c/o Arnold Transportation Services, Inc.

9523 Florida Mining Road

Jacksonville, Florida 32257

Facsimile: (904) 260-0628

_/s/ Brett Wacker___________________________________

Brett Wacker

Notice Address:

c/o Arnold Transportation Services, Inc.

9523 Florida Mining Road

Jacksonville, Florida 32257

Facsimile: (904) 260-0628